Exhibit 99.1

NEWS RELEASE

SECURITY FEDERAL CORPORATION ANNOUNCES INCREASE IN FIRST QUARTER NET INCOME

Aiken, South Carolina (April 28, 2023) - Security Federal Corporation (the “Company”) (OTCBB: SFDL), the holding company for Security Federal Bank (the “Bank”), today announced earnings and financial results for the quarter ended March 31, 2023.

The Company reported net income of $2.7 million, or $0.82 per share, for the quarter ended March 31, 2023 compared to $1.5 million, or $0.48 per share, for the first quarter of 2022. The increase in net income was primarily due to an increase in net interest income.

First Quarter Financial Highlights

•	Net interest income increased $2.3 million, or 29.6%, to $10.2 million.
•	Total interest income increased $5.5 million, or 63.4%, to $14.2 million while total interest expense increased $3.2 million, or 399.9%, to $4.0 million.
•	Non-interest income decreased $403,000, or 15.5%, to $2.2 million.
•	Non-interest expense increased $436,000, or 5.1%, to $9.0 million.

	Quarter Ended
(Dollars in Thousands, except for Earnings per Share)	3/31/2023	3/31/2022
Total interest income	$ 14,218	$ 8,700
Total interest expense	3,974	795
Net interest income	10,244	7,905
Provision for credit losses	-	-
Net interest income after provision for credit losses	10,244	7,905
Non-interest income	2,200	2,603
Non-interest expense	9,031	8,595
Income before income taxes	3,413	1,913
Provision for income taxes	739	364
Net income	$ 2,674	$ 1,549
Earnings per common share (basic)	$ 0.82	$ 0.48
Credit Quality

•
On January 1, 2023, the Company adopted the Current Expected Credit Losses (“CECL”) accounting standard. The transition adjustment of the adoption of CECL included an increase in the allowance for credit losses on loans of $784,000 and an increase in the allowance for credit losses on unfunded loan commitments of $1.2 million, which is recorded in other liabilities. The Company recorded a net decrease to retained earnings of $1.6 million as of January 1, 2023 for the cumulative effect of adopting CECL, which reflects the transition adjustments noted above, net of the applicable deferred tax assets recorded.

•	The Bank recorded $165,000 in provision for credit losses on loans held for investment and an offsetting reversal of provision for unfunded commitments resulting in a net $0 provision expense for the first quarter of 2023 compared to no provision for credit losses during the first quarter of 2022.
•	Non-performing assets were $6.4 million at both March 31, 2023 and December 31, 2022 compared to $2.9 million at March 31, 2022.
•	Allowance for credit losses to gross loans was 2.07%, 2.00% and 2.17% at March 31, 2023, December 31, 2022 and March 31, 2022, respectively.

At Period End (dollars in thousands):	3/31/2023	12/31/2022	3/31/2022
Non-performing assets	$ 6,391	$ 6,421	$ 2,944
Non-performing assets to total assets	0.45%	0.46%	0.23%
Allowance for credit losses	$ 12,127	$ 11,178	$ 11,129
Allowance to gross loans	2.07%	2.00%	2.17%

Balance Sheet Highlights and Capital Management
•	Total assets were $1.4 billion at March 31, 2023, a $24.7 million increase since the prior quarter and a year-over-year increase of $106.3 million.
•	Net loans receivable increased $24.5 million during the first quarter to $574.4 million at March 31, 2023.
•	Investment securities were $721.2 million at March 31, 2023, a $3.7 million increase since the prior quarter and a year-over-year increase of $31.1 million.
•	Total deposits remained stable having decreased $1.4 million, or 0.12%, during the quarter to $1.1 billion at March 31, 2023.
•	Borrowings increased $17.5 million, or 17.0%, during the quarter to $120.8 million. The increase was primarily due to continued loan demand.

Dollars in thousands (except per share amounts)	3/31/2023	12/31/2022	3/31/2022
Total assets	$ 1,406,094	$ 1,381,366	$ 1,299,789
Cash and cash equivalents	24,719	28,502	31,110
Total loans receivable, net *	574,431	549,917	504,359
Investment securities	721,249	717,586	690,118
Deposits	1,108,674	1,110,085	1,125,935
Borrowings	120,848	103,323	69,407
Total shareholders' equity	166,493	160,233	96,458
Common shareholders' equity	83,544	77,284	96,458
Common equity book value per share	$ 25.68	$ 23.76	$ 29.65
Total risk based capital to risk weighted assets (1)	19.11%	19.03%	19.32%
CET1 capital to risk weighted assets (1)	17.85%	17.78%	18.06%
Tier 1 leverage capital ratio (1)	10.39%	10.41%	9.68%
* Includes PPP loans of $3.5 million at 3/31/2022.
(1) - Ratio is calculated using Bank only information and not consolidated information

Security Federal has 19 full service branches located in Aiken, Ballentine, Clearwater, Columbia, Graniteville, Langley, Lexington, North Augusta, Ridge Spring, Wagener and West Columbia, South Carolina and Augusta and Evans, Georgia. The Bank’s newest branch, located in downtown Augusta, Georgia, recently opened in April 2023. It is a full-service branch offering depository banking as well as commercial and consumer lending. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank’s wholly owned subsidiary, Security Federal Insurance, Inc.

For additional information contact Darrell Rains, Chief Financial Officer, at (803) 641-3000.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: potential adverse impacts to economic conditions in our local market area or other aspects of the Company’s business, operations or financial markets, including, without limitation, as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth caused by increasing oil prices and supply chain disruptions any matters related to the COVID-19 pandemic; interest rate fluctuations; economic conditions in the Company’s primary market area; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, and changes related to the Basel III requirements, the impact of the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, including the interpretation of regulatory capital or other rules; the ability to attract and retain deposits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.